Exhibit 10.2
LEASE TERMINATION AGREEMENT
THIS LEASE TERMINATION AGREEMENT (this “Agreement”), is dated as of June 30, 2023, by GSOB LLC, a California limited liability company (“Landlord”), and BEYOND MEAT, INC., a Delaware corporation (“Tenant”).
RECITALS
A.    Landlord and Tenant are parties to that certain AIRCRE Standard Industrial/Commercial Single-Tenant Lease – Net dated (for reference purposes only) February 11, 2019 (the “Lease”). Pursuant to the terms of the Lease, Landlord leased to Tenant, and Tenant leased from Landlord, a stand-alone, approximately 17,600 square foot industrial building commonly known as 119 Standard Street, El Segundo, California 90245 (the “Premises”), as more particularly described in the Lease. Terms defined in the Lease shall have the same meanings in this Agreement.
B.    Landlord and Tenant now desire to enter into this Agreement to terminate the Lease and to release one another from their respective obligations thereunder, except as otherwise provided herein, in accordance with the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the foregoing recitals and the conditions and the covenants hereinafter contained, and for other consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
Article 1
TERMINATION OF LEASE; TERMINATION PAYMENT
1.1.Transfers; Acknowledgment. Landlord and Tenant hereby agree that, upon satisfaction of the conditions set forth in this Agreement, the Lease shall terminate as of 11:59 p.m. (Pacific Time) on June 30, 2023 (the “Termination Date”) with respect to the entire Premises. On the Termination Date, Tenant shall (a) vacate the Premises in the condition required under Paragraph 7.4(c) of the Lease, and (b) permanently and irrevocably surrender to Landlord all of Tenant's right, title, and interest in and to the Premises, and the term of the Lease shall be deemed terminated as of the Termination Date. The parties hereto agree and acknowledge that, as of the Termination Date, the Premises were in the condition required under Paragraph 7.4(c) of the Lease except for those items set forth on Exhibit A attached hereto and made a part hereof. Tenant shall have until Friday, July 7, 2023 to complete the items set forth on Exhibit A.
1.2.Security Deposit; Termination Payment. Landlord and Tenant hereby acknowledge that, pursuant to the terms of the Lease, Landlord currently has in its possession the sum of $260,882.00 as the Security Deposit. Tenant agrees to surrender to Landlord the Security Deposit in its entirety and permit Landlord to retain the same (such amount, the “Termination Payment”) in consideration of Landlord terminating the Lease hereunder.
1.3.No Post-Termination Payments. Upon satisfaction of the conditions set forth in this Agreement and except as otherwise required by Section 1.1(a) above, after the Termination Date, Tenant will not be required to pay any rent, taxes, insurance, or other sums payable under the Lease, however described or denominated, or perform any other obligation under the Lease or with respect to the Premises.
Article 2
RELEASES
2.1.Releases. Effective on the Termination Date and upon satisfaction of the conditions set forth in this Agreement, Landlord, on behalf of itself and its officers, members, managers, agents, employees, servants, attorneys, agents and representatives (collectively, the “Releasing Parties”) hereby releases, acquits, and forever discharges Tenant and its subsidiaries, assigness, subtenants, affiliates, partners, shareholders, directors, officers, agents, employees, servants, attorneys and representatives, as well as the respective heirs, personal representatives, successors and assigns of any and all of them (collectively, the “Released Parties”) from any and all loss, damages, claims, demands, debts, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets, expenses (including court costs, the deductible amount of any insurance and, without limitation, attorneys’ fees, charges and disbursements), and liabilities of any kind or character whatsoever (each a “Loss” and collectively, “Losses”), known or unknown, suspected or unsuspected, in contract or in tort, at law or in equity, which the Releasing Parties ever had, now have or might hereafter have, against the Released Parties, jointly or severally, for or by reason of any matter, cause or thing whatsoever, occurring prior to the Termination Date, which relates to, in whole or in part, directly or indirectly: (a) the relationship between the parties as landlord and tenant; (b) the Lease; or (c) the Premises; in each case, excepting only the rights created or reserved by this Agreement.
2.2.Excluded from Release. Notwithstanding anything contained in this Agreement to the contrary, it is the express intention of the Releasing Parties and the Released Parties, and each of them, that the Losses released pursuant to Section 2.1 above do not include Losses, if any, which arise from, pertain to, or are based upon a breach of this Agreement, including, without limitation, a breach of any representations and warranties set forth in this Agreement.
2.3.Waiver of Civil Code § 1542. Each of the Releasing Parties acknowledges that he, she, or it has been informed by his, her, or its attorneys of the provisions of Section 1542 of the Civil Code of the State of California, and does hereby expressly waive and relinquish all rights and benefits which he, she, or it has or may have, or had under that Section, which reads as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Each of the Releasing Parties hereby waives and relinquishes any and all rights and benefits that he, she, or it has or may have under Section 1542 of the Civil Code of the State of California, and under any and all similar provisions contained in the law of any and all other jurisdictions, within and without the United States, to the full extent that he, she, or it may lawfully so waive all such rights and benefits pertaining to the subject matter of the releases contained in this Agreement, except as limited by Section 2.2 hereof.

2.4.Discovery of Additional Facts or Law. Each of the Releasing Parties acknowledges it is aware it may hereafter discover facts or law different from or in addition to those it now knows or believes to be true in respect to the Losses herein released, each of the

Releasing Parties agrees that these releases shall be and remain in effect as complete, general, and mutual releases as to the matters released, notwithstanding any such additional facts or law.
Article 3
REPRESENTATIONS AND WARRANTIES
3.1.Representations, Warranties and Covenants of Tenant. Tenant acknowledges and agrees that the representations and warranties of Tenant contained in this Section 3.1 constitute a material inducement to Landlord to enter into this Agreement and the transactions contemplated hereby, and that without the inclusion of this Section 3.1, Landlord would not have entered into this Agreement. In this regard, Tenant represents and warrants to Landlord that each of the following is true and correct on the date hereof and on the Termination Date:
(a)Reliance. Tenant represents and warrants to Landlord that Tenant has employed independent attorneys to evaluate this Agreement, has read and fully understands all the provisions of this Agreement, has had the opportunity to consult with such independent attorneys in connection with this Agreement (including, without limitation, the releases, rights and obligations set forth herein), has been fully advised by such independent attorneys with respect to the releases, rights, and obligations set forth in this Agreement, is voluntarily entering into this Agreement, and has not relied on any statement, representation, or advice of Landlord or the attorneys or agents employed by Landlord in entering into this Agreement.
(b)Title. Tenant represents and warrants to Landlord that: (i) Tenant is the sole owner of Tenant’s leasehold estate under the Lease; (ii) Tenant has not made any assignment, sublease, transfer, conveyance, or other disposition of the Lease, any interest thereunder or in the Premises or any portion thereof, in each case, that remains as of the date hereof; and (iii) no other person has any right, title, or interest in Tenant’s interest in the Lease.
(c)Enforceability. Tenant represents and warrants to Landlord that this Agreement is the binding obligation of Tenant enforceable in accordance with its terms and that Tenant has obtained the consent of any third party from whom Tenant is required to obtain consent.
(d)Authority. Tenant represents and warrants to Landlord that: (i) Tenant is a corporation organized under the laws of the State of Delaware; (ii) the person executing this Agreement on behalf of Tenant is vested with absolute authority to act on behalf of Tenant with respect to this Agreement; and (iii) the execution of this Agreement has been duly authorized by all necessary and appropriate action by Tenant.
(e)No Bankruptcy or Insolvency. Tenant represents and warrants that it has not: (i) filed any voluntary or had involuntarily filed against it in any court or with any governmental body pursuant to any statute either of the United States or of any State, a petition in bankruptcy or insolvency or seeking to effect any plan or other arrangement with creditors, or seeking the appointment of a receiver; (ii) had a receiver, conservator or liquidating agent, or similar person appointed for all or a substantial portion of its assets, suffered the attachment or other judicial seizure of all, or substantially all of its assets; (iii) given notice to any person or governmental body of insolvency; or (iv) made an assignment for the benefit of its creditors or taken any other similar action for the protection or benefit of its creditors. Tenant is not insolvent and will not be rendered insolvent by the performance of its obligations under this Agreement.
(f)No Assignment of Losses. Tenant represents and warrants that it has not assigned or transferred or purported to transfer or assign to any person or entity, any Losses released by this Agreement.

(g)No Lease Default. To Tenant’s actual knowledge, (i) there are no existing conditions, which upon the giving of notice or lapse of time, or both, would constitute a default by Landlord under the Lease, and (ii) Tenant has no claim against Landlord alleging Landlord’s default under this Lease.
3.2.Representations, Warranties and Covenants of Landlord. Landlord acknowledges and agrees that the representations and warranties of Landlord contained in this Section 3.2 constitute a material inducement to Tenant to enter into this Agreement and the transaction contemplated hereby, and that without the inclusion of this Section 3.2, Tenant would not have entered into this Agreement. In this regard, Landlord represents and warrants to Tenant that each of the following is true and correct on the date hereof and on the Termination Date:
(a)Reliance. Landlord represents and warrants to Tenant that Landlord has had the opportunity to employ independent attorneys to evaluate this Agreement, has read and fully understands all the provisions of this Agreement, has had the opportunity to consult with such independent attorneys in connection with this Agreement (including, without limitation, the releases, rights and obligations set forth herein), is voluntarily entering into this Agreement, and has not relied on any statement, representation, or advice of Tenant or the attorneys or agents employed by Tenant in entering into this Agreement.
(b)Enforceability. Landlord represents and warrants that this Agreement is the binding obligation of Landlord enforceable in accordance with its terms and that Landlord has obtained the consent of any lender, ground lessor, or other third party from whom Landlord is required to obtain consent.
(c)Authority. Landlord represents and warrants to Tenant that: (a) Landlord is a limited liability company organized under the laws of the State of California; (b) the person executing this Agreement on behalf of Landlord is vested with absolute authority to act on behalf of Landlord with respect to this Agreement; and (c) the execution of this Agreement has been duly authorized by all necessary and appropriate action by Landlord.
(d)No Bankruptcy or Insolvency. Landlord represents and warrants that it has not: (i) filed any voluntary or had involuntarily filed against it in any court or with any governmental body pursuant to any statute either of the United States or of any State, a petition in bankruptcy or insolvency or seeking to effect any plan or other arrangement with creditors, or seeking the appointment of a receiver; (ii) had a receiver, conservator or liquidating agent, or similar person appointed for all or a substantial portion of its assets, suffered the attachment or other judicial seizure of all, or substantially all of its assets; (iii) given notice to any person or governmental body of insolvency; or (iv) made an assignment for the benefit of its creditors or taken any other similar action for the protection or benefit of its creditors. Landlord is not insolvent and will not be rendered insolvent by the performance of its obligations under this Agreement.
(e)No Assignment of Losses. Landlord represents and warrants that it has not assigned or transferred or purported to transfer or assign to any person or entity, any Losses released by this Agreement.
3.3.Mutual Indemnity. Each party hereto hereby indemnifies, defends, and holds harmless the other party hereto from any Losses with respect to, pertaining to, or arising from a breach of the representations and warranties set forth in this Article 3 made by each party hereto, including, without limitation, reasonable attorneys’ fees and costs.
Article 4
MISCELLANEOUS

4.1.Time. Time is of the essence of each provision of this Agreement.
4.2.No Broker. Landlord and Tenant, and each of them, hereby represent and warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Agreement and that they know of no real estate broker or agent who is entitled to a commission in connection with this Agreement. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all Losses with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent occurring by, through, or under the indemnifying party.
4.3.Conflict with Lease. In the event of a conflict between the terms of the Lease and the terms of this Agreement, the terms of this Agreement shall control.
4.4.Further Acts. Each of the parties hereto shall, at its own cost and expense, execute and deliver all instruments and documents and shall perform all acts and actions reasonably necessary to effectuate the intent and purposes of this Agreement.
4.5.Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto, their respective legal successors, heirs, administrators, and assigns, and each of them, including, without limitation, a trustee, if any, subsequently appointed under Chapter 7 or 11 of the Bankruptcy Code.
4.6.Notice. All notices or other communications required or provided to be sent by Landlord or Tenant shall be in writing to the addresses set forth below, and shall be by: (a) personal delivery; (b) depositing in the United States mail, postage prepaid, certified mail return receipt requested, addressed to the party hereto at the address shown beside its signature hereinafter or at such other address or addresses as the parties hereto may from time to time specify in writing; or (c) a nationally recognized next day delivery service, including, without limitation, the United States Post Office Express Mail and Federal Express, which have a package tracking system to confirm delivery and receipt of notices. All notices shall be deemed given when personally delivered or, if mailed as provided for herein, on the third day after the day of mailing, and if sent by next day delivery service, one (1) business day after the time of dispatch. Any party hereto may change its address for the receipt of notices at any time by giving written notice thereof to the other party hereto in accordance with the terms of this Section. The inability to deliver notice because of a changed address of which notice was not given, or rejection or other refusal to accept any notice, shall be deemed to be the effective receipt of the notice as of the date of such inability to delivery or rejection or refusal to accept. Any notice to be given by any party hereto may be given by counsel for such party hereto. The addresses for the parties hereto to which notices shall be sent are:
To Tenant:
Beyond Meat, Inc.
888 N. Douglas Street, Suite 100
El Segundo, California 90245
Attention: Chief Financial Officer

with a copy to:

Beyond Meat, Inc.
888 N. Douglas Street, Suite 100
El Segundo, California 90245
Attention: General Counsel

To Landlord:
GSOB, LLC
106 N. Croft Avenue, Suite 302
Los Angeles, California 90048
Attention: Debra Korduner

4.7.Survival. All representations, warranties, and indemnities of the parties hereto contained in this Agreement will survive the expiration or termination of this Agreement.
4.8.Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect as long as the economic or legal substance of the transactions contemplated hereby is not effected in any manner materially adverse to any of the parties. Upon such determination that any term of or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
4.9.Headings; Interpretation. The headings used in this Agreement are for ease in reference only and are not intended to affect the interpretation of this Agreement in any way. Unless context clearly requires otherwise (i) the plural and singular numbers will each be deemed to include the other; (ii) the masculine, feminine, and neuter genders will each be deemed to include the others; (iii) “shall,” “will,” “must,” “agrees,” and “covenants” are each mandatory; (iv) “may” is permissive; (v) “or” is not exclusive; and (vi) “includes” and “including” are not limiting.
4.10.Counterparts. This Agreement may be executed in counterparts with the same effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single instrument. Further, the parties hereto consent and agree that this Agreement may be signed and/or transmitted by e-mail of a .pdf document.
4.11.Entire Understanding. This Agreement sets forth the entire understanding of the parties in connection with the subject matter hereof. None of the parties hereto has made any statement, representation, or warranty in connection herewith which has been relied upon by any other party hereto or which has been an inducement for any party to enter into this Agreement, except as expressly set forth in this Agreement. It is expressly understood and agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect whatsoever except by a writing duly executed by authorized representatives of the parties hereto. The parties agree that all agreements are merged into the Lease and this Agreement which together set forth the understanding of the parties, and that they will make no claim at any time that this Agreement has been altered or modified or otherwise changed by oral communication of any kind or character.
4.12.Governing Law. This Agreement is being executed, delivered, and is intended to be performed in Los Angeles County, California, and the substantive laws of California will govern the validity, construction, and enforcement of this Agreement. This Agreement is to be construed according to the laws of the State of California applicable to contracts to be performed entirely within the State of California by parties who are residents of the State of California.

4.13.Submission of Document. The submission of this Agreement by Tenant, its attorneys or representatives for examination or execution by Landlord does not constitute an option or offer in favor of Landlord, it being intended hereby that this Agreement shall only become effective upon the execution hereof by Tenant and Landlord and delivery of a fully executed Agreement to the parties hereto.
4.14.Attorneys’ Fees. If a party hereto brings an action or suit against the other party hereto to enforce any provisions of this Agreement, the prevailing party in such action or suit shall be entitled to have and recover from the other party or parties hereto, in addition to damages, equitable or other relief, all costs and expenses of the action or suit and any appeals therefrom, including reasonable attorneys’ fees and court costs and costs of expert witnesses, and fees incurred to enforce any judgment therefrom. A “prevailing party” means a party who, upon any final (unappealed and unappealable) award or judgment, decree, or order in any arbitration or judicial proceeding (including, without limitation, any appeal) shall have established the substance of its claim or defense and who shall have been awarded substantially the relief (or denial of relief) sought by such party on account of its claim or defense. Any dispute concerning the identity of the prevailing party or the amount of the obligation of the non-prevailing party to the prevailing party shall be determined (after entry of a final (unappealed and unappealable) award, judgment, decree, or order) by the arbitrators in any proceeding determined by arbitration, or by the trial court in any proceeding determined by judicial judgment, decree, or order.
4.15.Waiver of Jury Trial. To the maximum extent permissible under applicable law, the parties hereto waive trial by jury in any action, suit, proceeding, and counterclaim brought by any party hereto and another party hereto on any matters whatsoever arising out of or in any way connected with this Agreement, any claim of injury or damage, and any statutory remedy. This waiver is knowingly, intentionally, and voluntarily made by each party hereto, and each party hereto acknowledges that neither party hereto (nor any person acting on behalf of any such party) has made any representation of fact to induce this waiver of trial by jury in any way to modify or nullify its effect.
4.16.No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any person or entity, other than the named parties to this Agreement, any rights, remedies, obligations, or liabilities.
4.17.Ambiguity. Landlord and Tenant understand, agree, and acknowledge that (i) this Agreement has been freely negotiated by all parties hereto; and (ii) in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Agreement, or any of its terms or conditions, there shall not be any inference, presumption, or conclusion drawn against any party by virtue of that party having drafted this Agreement, or any portion thereof.
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IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date first above written.

Tenant:	BEYOND MEAT, INC., a Delaware corporation By: /s/ Lubi Kutua Name: Lubi Kutua Title: Chief Financial Officer and Treasurer

Landlord:	GSOB LLC, a California limited liability company By: /s/ Debra L. Korduner Name: Debra L. Korduner Title: Manager
SIGNATURE PAGE TO LEASE TERMINATION AGREEMENT

EXHIBIT A TO LEASE TERMINATION AGREEMENT
Remaining Items to be Performed at the Premises
1.Remove two (2) Beyond Meat signboards located inside the gym mezzanine;
2.Clean warehouse flooring and strip-off floor stickers;
3.Clean IT Room; and
4.Perform routine maintenance of HVAC units at the Premises.
EXHIBIT A TO LEASE TERMINATION AGREEMENT